                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           NORRIS COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[LOGO]
                           Norris Communications, Inc.
                         13114 Evening Creek Drive South
                               San Diego, CA 92128

December 11, 1998

Re:  Message from the President

Dear Stockholder:

The purpose of this letter is to share with you some of this past year's successes, and to emphasize the importance of the successful passage of the proposals detailed in the attached Proxy Statement for our Annual Meeting of the Stockholders of Norris Communications, Inc.

Since early 1997, the Company has been designing and developing a digital voice recorder and computer docking station for Lanier Worldwide, Inc. As you may know, Lanier successfully debuted the product, named Cquence MOBILE(TM), at the American Healthcare Information Management Association (AHIMA) annual convention in New Orleans in October. Lanier recently extended its development and manufacturing agreement with the Company through December 2001. In September 1998, Norris received an initial order from Lanier for Cquence MOBILE product totaling $3 million. Manufacturing of these products is currently scheduled to begin in early 1999.

The Company is developing new strategic relationships with major OEMs centered around its MicroOS(TM) and MicroOS(TM) Audio file management systems. In August, Norris announced an important agreement to design and develop a digital voice recorder for Intel Corporation. Norris also recently teamed with Lucent Technologies to design and prototype a portable Internet music player. This prototype was used in October 1998 by Lucent to demonstrate the transmission of digital audio via the Internet. Norris is working with Lucent to adapt the MicroOS Audio to the latest digital watermarking technologies designed to protect artists' royalties for online-distributed music. With these two relationships, Norris is positioned as a key player in several potentially high-growth markets.

Norris' focus on OEM business leverages the Company's ability to develop new products, while minimizing the risks associated with competing directly in the consumer market. The Company's MicroOS file management system is the basis for the Company's OEM business; it is capable of providing the intelligence for portable voice, music, image, video, and data recording devices. In April and July 1998, Norris was granted two U.S. patents protecting MicroOS. These patents strengthen the Company's intellectual property position and reinforce its value to the marketplace.

During the last fiscal year, the Company reduced losses from $9.6 million to $2.6 million. With the completion of the Company's restructuring, all resources are now focused on the Company's core OEM business. Our goal is to reduce operating losses and achieve profitability from service revenues and royalties or manufacturing margins. Based on existing contracts and active negotiations with other prospective OEM customers, we believe that the Company has the potential to become profitable during 1999.

In Proposal No. 2, the Board of Directors has proposed a name change to "Digital Systems Development, Inc." We believe this action is beneficial to the Company because the name "Norris Communications, Inc." does not accurately reflect the nature of the Company's business as presently conducted, or its present emphasis. The Board of Directors urges you to VOTE FOR Proposal No. 2 as described in the Proxy Statement. Because the Company conducts business with a limited number of customers and vendors, we believe the costs to inform interested parties of the name change will be minimal.

The Company is emerging from a difficult restructuring, and its future plans require the passage of Proposal No. 3 to increase the number of authorized shares of common stock from 120 million to 200 million shares. At the current time, the fully diluted number of shares issued is 117 million. With only 120 million shares authorized, the Company has few options for financing operations, future research and development, strategic acquisitions, or to attract qualified employees. To maintain a necessary degree of flexibility the Board of Directors urges its Stockholders to VOTE FOR Proposal No. 3. Failure of Proposal No.3 would leave the Company with little flexibility for future business transactions and could materially and adversely affect operations.

The Board of Directors urges you to VOTE FOR all proposals described in the Proxy Statement. With respect to Proposal No. 3, a NON-VOTE IS EQUIVALENT TO A "NO" VOTE thereby reducing the chance of passage.

Unless you plan to attend the Annual Meeting in person, please review the enclosed Proxy Statement carefully, complete and sign the enclosed Proxy to indicate whether you approve or disapprove of the proposals therein. YOUR RESPONSE SHOULD BE RECEIVED NO LATER THAN THE JANUARY 12, 1999 MEETING DEADLINE IN ORDER THAT YOUR VOTE BE CONSIDERED. MOREOVER, WE REQUEST THAT YOU RESPOND PROMPTLY TO ASSIST US IN TALLYING THE PROXIES.

We appreciate your continuing support. If you have any questions, please contact our Corporate Secretary, Robert Putnam, or myself at 619-679-1504.


Sincerely,
/s/ Alfred H. Falk
Alfred H. Falk
President and Chief Executive Officer

                           NORRIS COMMUNICATIONS, INC.
          13114 EVENING CREEK DRIVE SOUTH, SAN DIEGO, CALIFORNIA 92128
                           TELEPHONE - (619) 679-1504
                           FACSIMILE - (619) 486-3922

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 12, 1999

TO THE STOCKHOLDERS OF
NORRIS COMMUNICATIONS, INC.

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Norris Communications, Inc., a Delaware corporation (the "Company"), will be held at the Rancho Bernardo Inn, located at 17550 Bernardo Oaks Drive, San Diego, California 92128, on Tuesday, January 12, 1999, beginning at 2:00 p.m. local time. The Annual Meeting will be held for the following purpose:

     1. To elect directors of the Company to serve as directors until the annual meeting of stockholders to be held in 1999, until such directors' successor has been duly elected and qualified or until such directors have otherwise ceased to serve as directors.

     2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Digital Systems Development, Inc."

     3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock, $.001 par value, that the Company is authorized to issue from 120,000,000 to 200,000,000.

     4. To ratify the appointment of Ernst & Young as independent accountants for the Company for the fiscal year ending March 31, 1999.

     5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed December 11, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     Stockholders unable to attend the annual meeting in person are requested to date and sign the enclosed proxy card as promptly as possible. A stamped envelope is enclosed for your convenience. If a stockholder receives more than one proxy card because he or she owns shares registered in different names or addresses, each proxy card should be completed and returned.

                                           By Order of the
                                           Board of Directors

                                           /s/ ALFRED H. FALK
                                           Alfred H. Falk
                                           President and Chief Executive Officer
San Diego, California
December  __, 1998

                           NORRIS COMMUNICATIONS, INC.
                         13114 EVENING CREEK DRIVE SOUTH
                           SAN DIEGO, CALIFORNIA 92128

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 12, 1999

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Norris Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:00 p.m., local time, on January 12, 1999, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The telephone number of the Company is
(619) 679-1504 and its facsimile number is (619) 486-3922. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about December 11, 1998.

                             RECORD DATE AND VOTING

     December 11, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of December 11, 1998, there were [65,645,656] shares of the Company's common stock, $.001 par value per share (the "Common Stock"), issued and outstanding. A total of [92,500] shares of the Company's preferred stock, $.001 par value per share (the "Preferred Stock"), were outstanding as of that date with such shares entitled to cast 114.28571 votes per preferred share or [10,571,428] votes in the aggregate. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. Each share of Preferred Stock is entitled to cast a number of votes equal to the number of shares of Common Stock into which the Preferred Stock is then convertible. With respect to all matters other then the election of directors and the proposed amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 120,000,000 to 200,000,000, the affirmative vote of a majority of the voting shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. The matter of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares, requires the affirmative vote of a majority of the outstanding shares of Common Stock on the record date, the Preferred Stock shall not vote on this matter. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as directors, "FOR" the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company, "FOR" the approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 120,000,000 to 200,000,000, and "FOR" the ratification of the selection of Ernst & Young to provide audit services to the Company for the fiscal year ending March 31, 1999.

     New York Stock Exchange Rules ("NYSE Rules") generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of directors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and, having notified the Secretary in writing of revocation, voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                              ELECTION OF DIRECTORS

     The Company's bylaws state that the Board of Directors shall consist of not less than four nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at four. A vacancy was created on or about June 1997 with the resignation of Michael Joe from the Board of Directors. Since the Company has yet to recruit a suitable replacement for Mr. Joe, a Board of three directors with one vacancy, will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company's three nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In no event will proxies be voted for a greater number of persons than the number of nominees named. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and such time as his or her successor is fully elected and qualified or until his or her earlier resignation, removal or death. The nominees have supplied the following background information to the Company:

Name                  Age               Principal Occupation                                 Director Since
-----                 ---               --------------------                                 --------------
Elwood G. Norris      60                Chairman of the Board and Chief Executive               1988
                                        Officer of the Company since 1988

Alfred H. Falk        43                President of the Company since 1997                     1997

Robert Putnam         40                Vice President and Secretary of the                     1995
                                        Company since 1988

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

                                   MANAGEMENT

     Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the Annual Meeting and each executive officer of the Company:

     Name                               Age                       Position
     ----                               ---                       --------
     Elwood G. Norris                   60                        Chairman of the Board and Chief Technology Officer
     Alfred H. Falk                     43                        Chief Executive Officer, President and Director
     Robert Putnam                      40                        Vice President, Secretary and Director
     Renee Warden                       34                        Controller

     Elwood G. Norris - Mr. Norris has been Chairman of the Board of Directors of the Company since 1988. From 1988 to October 1995, he was President and Chief Executive Officer. In October 1995 he was appointed Chief Technology Officer and from January 1997 to July 1998 served again as Chief Executive Officer. Since 1980, Mr. Norris has also been a director of American Technology Corporation ("ATC") and served as its President and Chief Executive Officer until February 1994. He is currently Chief Technology Officer of ATC. ATC is a publicly held consumer electronic products company, from which the Company acquired JABRA Corporation ("JABRA"). Since August 1989, he has served as director of Patriot Scientific Corporation ("Patriot") and served as Chairman and Chief Executive Officer until June 1994. From June 1995 until June 1996 when he was reappointed Chairman, Mr. Norris served as temporary President and Chief Executive Officer of Patriot. Patriot is a public company engaged in the development of microprocessor technology, digital modem products and radar and antenna engineering. He invented the patented EarPHONE technology owned by JABRA and is the primary inventor of the Company's digital recording technology. Mr. Norris devotes only part-time services to the Company, approximately twenty hours per week.

     Alfred H. Falk - Mr. Falk was appointed President and a director of the Company in January 1997. On July 1, 1998 he was also appointed as Chief Executive Officer. From March, 1995, prior to his appointment as President, he served as Vice President, Business Development and Vice President of OEM and International Sales of the Company. Before joining the Company, Mr. Falk was with Resources Internationale where he served as Director of U.S. Sales from 1993 to 1995. From 1988 to 1993, Mr. Falk was the Manager of OEM Sales and Technology Licensing for Personal Computer Products, Inc. in San Diego. From 1978 to 1988 Mr. Falk held several management positions at DH Technology and was instrumental in its successful start up. Mr. Falk attended Palomar College in San Marcos and Foothill College in Los Altos, California.

     Robert Putnam - Mr. Putnam was appointed Secretary of the Company in March 1988, and Vice President in April 1993. He was appointed a director of the Company in 1995. He served as a director of ATC from 1984 to September 1997 and served as Secretary/Treasurer until February 1994, President and Chief Executive Officer from February 1994 to September 1997 and currently serves as Vice President, Treasurer and Assistant Secretary of ATC. He has also served as Secretary/Treasurer and a director of Patriot since 1989. Mr. Putnam obtained a B.A. degree in mass communications/advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the Company, approximately ten hours per week.

     Renee Warden - Ms. Warden was appointed Controller of the Company in June 1997. From November 1991 to June 1997 she was Accounting Manager for the Company. Since 1993 she has attended Palomar College and most recently the accounting program at the University of Phoenix, San Diego.

     For information concerning beneficial ownership of Common Stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below. The Board of Directors met three times during fiscal 1997, which meetings each director then in office attended. The Board of Directors also took action on nine occasions by means of written consent in lieu of a meeting after informal discussions, as permitted by law, each member of the Board participated in those discussions, and the actions by written consent were unanimous.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD
     As of the date of this Proxy Statement, the Board of Directors has no formal standing Audit, Compensation or Nominating Committee. These functions during fiscal 1998 were performed by the entire Board of Directors.

DIRECTOR COMPENSATION
     Standard Compensation - The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors other than in the form of reimbursement of expenses for attending directors' or committee meetings.

     Stock Options - Directors have received in the past and may receive in the future stock options pursuant to the Company's stock option plans. No options were issued to non-employee directors during the fiscal year ended March 31, 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the years ended March 31, 1998, 1997 and 1996, the cash compensation of the Chief Executive Officer. No person who served as an Executive Officer of the Company during the fiscal year ended March 31, 1998 received total salary and bonus in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                                             Annual Compensation                        Long Term
                                             -------------------                      Compensation
Name and                           Fiscal                                 Other          Options      All Other
Principal Position                  Year       Salary      Bonus          Annual      (# of Shares)  Compensation
------------------                  ----       ------      -----          ------      -------------  ------------
Elwood G. Norris, Chairman          1998     $  68,666      -0-            -0-         1,457,500(2)      -0-
and Chief Executive                 1997     $ 105,788      -0-            -0-                -0-     $5,940(3)
Officer(1)                          1996     $ 163,500      -0-            -0-           400,000(4)      -0-

     (1) In September 1995, the Company entered into an employment agreement with Elwood G. Norris, the Company's Chief Executive Officer. The employment agreement provides for payment of a base salary of $115,000 per year until October 31, 1997, when the base salary automatically increased 10% per year. The employment agreement, which terminates on September 30, 1999, further provides that Mr. Norris (or his estate) shall continue to receive his base salary for a period of not longer than twelve months in the event Mr. Norris is unable to fulfill his duties due to mental or physical disabilities or death. Under terms of the employment agreement, Mr. Norris also is entitled to participate in the Company's bonus pool and health insurance plan. From time to time, Mr. Norris has waived certain compensation due him under this employment agreement. There are no deferred amounts payable to Mr. Norris.

     (2) A total of 250,000 of these options were voluntarily canceled during fiscal 1998 to allow warrant exercise by holders of certain Prepaid Warrants, as hereinafter defined.

     (3) Represents bonus paid by issuance of 10,000 shares of Common Stock valued at $5,940.

     (4) These options were voluntarily canceled during fiscal 1998 to allow warrant exercise by Prepaid Warrant holders. Mr. Norris also canceled an additional 107,500 options granted in previous years.

     On July 1, 1998 Mr. Fred Falk was appointed as Chief Executive Officer.

                                  OPTION GRANTS

     Shown below is further information on grants of stock options to the Named Executive Officers reflected in the Summary Compensation Table shown above.

               OPTION GRANTS FOR FISCAL YEAR ENDED MARCH 31, 1998

                                                      Percent of Total
                                   Number of           Options Granted             Exercise         Expiration
         Name                   Options Granted    to Employees in Fiscal Year       Price             Date
         Elwood G. Norris           700,000(1)                23%                   $0.0875          6/20/2002
                                    757,500                   25%                   $0.0875          3/18/2003

     (1) A total of 250,000 of these options were voluntarily canceled during the 1998 fiscal year to allow warrant exercise by prepaid warrant holders. On March 18, 1998 the balance of these options for 450,000 shares, originally set at an exercise price of $0.15625 per share were reset to $0.0875 per share. A total of 50% of these shares vest and become exercisable on June 20, 1998 and the balance on June 20, 1999.

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     There were no options exercised by the Named Executive Officers during the fiscal year ended March 31, 1998. The following table provides information on unexercised options at March 31, 1998:

                          FISCAL YEAR-END OPTION VALUES

                             Number of Unexercised                     Value of Unexercised
                                  Options At                          In-the-Money Options At
                                March 31, 1998                            March 31, 1998
                                --------------                            --------------
Name                     Exercisable   Unexercisable                Exercisable     Unexercisable
----                     -----------   -------------                -----------     -------------
Elwood G. Norris         757,500(1)      450,000(1)                     $-0-           $-0-

     (1)  The last sale price at March 31, 1998 was $0.084 per share.

     The Company has not awarded stock appreciation rights to any employee of the Company and has no long-term incentive plans, as that term is defined in Securities and Exchange Commission regulations. The Company has no defined benefit or actuarial plans covering any person.

     On March 18, 1998, the Board of Directors repriced an aggregate of 1,539,684 stock options previously granted to a total of 17 employees and others on June 20, 1997 from an exercise price of $0.15625 per share to an exercise price of $0.0875 per share. Included in this repricing were options on 450,000 shares granted to Mr. Norris as described above. The Board of Directors repriced the options on the basis of the decline in market price and the need to provide incentives to engineering and other personnel remaining with the Company during its restructuring. The management and engineering team are critical to the completion of the development agreements with Lanier Worldwide, Inc. ("Lanier") and Intel Corporation ("Intel") and the pursuit of other business. The California market in general and the San Diego County market in particular are extremely competitive markets for technical and engineering personnel and in lieu of large salary increases, the Board of Directors determined that a repricing of the options was appropriate in the circumstances.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following security ownership information is set forth, as of December 11, 1998, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the executive officers named in the Summary Compensation Table currently employed by the Company, and all current directors, nominees and executive officers as a group (four persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

                                                              NUMBER OF                PERCENT
              NAME                                          SHARES OWNED              OF CLASS
         Elwood G. Norris                                 [3,384,838] (1)                 5.0%
         Robert Putnam                                      [965,000] (2)                 1.4%
         Alfred H. Falk                                     [815,158] (3)                 1.2%
         Gross Foundation, Inc.                           [3,772,877] (4)               [5.4]%
         Madison Trading, Inc.                            [3,951,629] (5)               [5.7]%
         All officers and directors
             as a group (4 persons)                       [5,179,496] (6)                 7.4%
          *  Less than 1%

     (1) Includes 225,300 shares owned by ATC as a result of Mr. Norris' 28% beneficial ownership of ATC and options exercisable within 60 days to purchase 1,175,000 shares and warrants to purchase 1,500,000 shares. Excludes unvested options to purchase 225,000 shares.

     (2) Includes options exercisable within 60 days to purchase 425,000 shares and warrants to purchase 500,000 shares. Excludes unvested options to purchase 75,000 shares.

     (3) Consists entirely of options exercisable within 60 days. Excludes unvested options to purchase 184,842 shares.

     (4) Consists of [3,772,877] shares issuable on exercise of Prepaid Warrants at December 11, 1998 and ________ shares held of record as reported by the Company's transfer agent. The Company has no information regarding any other beneficial holdings of shares by such holder.

     (5) Consists of [3,951,629] shares issuable on exercise of Prepaid Warrants at December 11, 1998 and ________ shares held of record as reported by the Company's transfer agent. The Company has no information regarding any other beneficial holdings of shares by such holder.

     (6) Includes options exercisable within 60 days to purchase 2,429,158 shares, warrants to purchase 2,000,000 shares and the 225,300 shares owned by ATC and attributable to Mr. Norris.

      The above table does not include ownership of over 5% of the Company's outstanding Common Stock that may beneficially exist by holders of Prepaid Warrants, convertible debt or Preferred Stock exercisable into Common Stock. The Company has no current information regarding the beneficial holdings of such holders, other than described above, and has not been advised by any holders, other than the Gross Foundation, Inc., that they beneficially own more than 5% of the Company's Common Stock.

PREFERRED STOCK
     The following security ownership information is set forth as of December 11, 1998, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Series A Redeemable Convertible Preferred Stock, the only class of Preferred Stock outstanding. At the record date there were [92,500] shares of Series A Redeemable Convertible Preferred Stock issued and outstanding. Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Preferred Stock.

                                                               Amount and                            Votes
                                                               Nature of                            Entitled
                                                               Beneficial        Percent of        to Cast At
Name and address of Beneficial Owner                         Ownership (1)         Class          Meeting (2)
------------------------------------                         -------------         -----          -----------
CCL PACIFIC LTD.                                                 20,000             21.6%         2,285,714
  David Chang, director (3)
  1005A Lippo Tower
  89 Queensway, Central, Hong Kong
TAISHIN COMPANY (HONG KONG) LTD.                                 15,000             16.2%         1,714,286
  Bunsei Ko, director (3)
  Room 605 Central Building
  No. 1 Pedder Street, Central, Hong Kong
CANUSA TRADING LTD.                                               7,500              8.1%           857,143
  W.A. Manuel, director (3)
  37 Reid Street, 2nd Flr., Armoury Bldg.
  Hamilton, Bermuda
NEO OPTICS LTD.                                                   7,500              8.1%           857,143
  Douglas Tufts, director (3)
  1600-555 Burrard Street
  Vancouver, B.C. V7X1S6  Canada
PARIL HOLDING                                                     6,500              7.0%           742,857
  Josef Goldenberg, director (3)
  137 Martastrasse
  Zurich 8040 Switzerland
R. KIRK AVERY                                                     5,000              5.4%           571,429
  6121 Vista de la Mesa
  La Jolla, California  92037
JERRY E. POLIS FAMILY TRUST                                       5,000              5.4%           571,429
  Jerry E. Polis, Trustee (3)
  3188 Bel Air Drive
  Las Vegas, Nevada  89109
BARBARA C. ROEMER                                                 5,000              5.4%           571,429
  7175 Eads Avenue
  La Jolla, California  92037
TIA LTD.                                                          5,000              5.4%           571,429
  David Roberts, director (3)
  1600-555 Burrard Street
  Vancouver, B.C. V7X1S6  Canada
ARCADIA MUTUAL FUND INC.                                          5,000              5.4%           571,429
  Nancy Lake, President (3)
  55 Frederick Street
  Box CB  13029
  Nassau, Bahamas

     (1) Represents number of shares of Preferred Stock, $.001 par value, held as of December 11, 1998. At such date an aggregate of [92,500] shares of Preferred Stock were issued and outstanding entitled to cast [10,571,428] votes in the aggregate.

     (2) Represents the number of votes the holder is entitled to cast at the meeting with the common stockholders and preferred stockholders voting as a single class. However with respect to the matter of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock only the common stockholders shall be entitled to vote and the preferred stockholders shall not vote on this matter.

     (3) The Company believes that the representative named has the authority to vote the shares on behalf of the preferred stockholder.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers, directors and persons who own more than 10% of a class of the Company's securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 1998, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, except as follows: Form 4's, each reporting one item, for a March 1998 transaction was filed late with the April 1998 report by Robert Putnam, Alfred H. Falk and Elwood G. Norris.

                              CERTAIN TRANSACTIONS

     Elwood Norris, Chairman and Chief Executive Officer of the Company, is also a director of ATC. He is the beneficial owner of 2,934,634 shares of ATC (representing approximately 28% of its issued and outstanding capital) and Robert Putnam, the Vice President/Secretary and a director of the Company is also Vice President, Treasurer and Assistant Secretary of ATC. He is the beneficial owner of 420,000 shares of ATC (representing approximately 4% of its issued and outstanding shares).

     Commencing July 11, 1997 the Company jointly leased with ATC an aggregate of 12,925 square feet of engineering office space at 13114 Evening Creek Drive South, San Diego, California of which the Company occupies approximately 5,500 square feet at a cost of $5,800 per month. From April 1, 1996 to July 1, 1997, the Company provided approximately 2,407 square feet of space at the Company's 12725 Stowe Drive, Poway, California facility and certain support services to ATC at the rate of $3,095 per month. As of September 30, 1997, the Stowe Drive lease was terminated. The Company believes that the terms of these arrangements are no less favorable than could be obtained from an independent and unaffiliated party.

     Certain conflicts of interest now exist and will continue to exist between the Company and its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company's favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company's affairs. Failure by them to conduct the Company's business in its best interests may result in liability to them.

     Officer and director Robert Putnam also acts as Treasurer and Secretary of Patriot where he ultimately reports to the Board of Directors of which Mr. Norris is Chairman. Mr. Putnam is also Vice President, Treasurer and Assistant Secretary of ATC, a company effectively controlled by Mr. Norris. The possibility exists that these other relationships could affect Mr. Putnam's independence as a director of the Company. The Company has not provided a method of resolving this conflict and probably will not do so, partly due to inevitable extra expenses and delay any measures would occasion. Mr. Norris and Mr. Putnam are obligated to perform their duties in good faith and to act in the best interest of the Company and its stockholders, and any failure on their part to do so may constitute a breach of their fiduciary duties and expose them to damages and other liability under applicable law. While the directors and officers are excluded from liability for certain actions, there is no assurance that Mr. Norris or Mr. Putnam would be excluded from liability or indemnified if they breached their loyalty to the Company.

     On June 12, 1998, the Company granted Mr. Norris a stock purchase warrant to purchase 1,500,000 shares of Common Stock at $0.10 per share until June 12, 2003 in consideration of Mr. Norris providing a limited personal guarantee (consisting of up to 200,000 shares of ATC stock owned by Mr. Norris) to facilitate the offering and sale by the Company of the 12% Convertible Promissory Notes, as hereinafter defined. The Company also granted to Mr. Putnam a stock purchase warrant to purchase 500,000 shares at $0.10 per share until June 12, 2003 in consideration of Mr. Putnam providing purchasers of the Notes an option to purchase up to 25,000 shares of ATC stock owned by him. The Company believes the Company would have been unable to obtain the Note financing without the inducement provided by Mr. Norris and Mr. Putnam.

                   APPROVAL OF AMENDMENT OF THE CERTIFICATE OF
                     INCORPORATION OF THE COMPANY TO CHANGE
                             THE NAME OF THE COMPANY

     In November 1998, the Company's Board of Directors adopted a resolution approving, subject to the approval of the stockholders, an amendment to the Company's Certificate of Incorporation to change the name of the Company from Norris Communications, Inc. to Digital Systems Development, Inc. The Board of Directors directed that the proposed amendment be submitted to a vote of stockholders at the Annual Meeting. The Board of Directors believes this action is beneficial to the Company because the name "Norris Communications, Inc." does not accurately reflect the nature of the Company's business as presently conducted, or its present emphasis.

     The Board of Directors unanimously approved the following amendment to the Certificate of Incorporation which would repeal the former Article FIRST and substitute the new Article FIRST as follows:

   "FIRST: The name of this corporation is Digital Systems Development, Inc."

     Because the Company primarily conducts its business through its wholly-owned subsidiary, Norris Communications, Inc., a California corporation, the Board of Directors intends, upon approval of this amendment, to effect a comparable name change (Digital Systems Development, Inc.) for the California subsidiary.

     Management believes that the Company will incur minimal costs to inform interested parties of the name change for the Company and its operating subsidiary, since the Company conducts its business with a limited number of customers and vendors.

     Under Delaware law, the consent of the holders of a majority of the outstanding voting shares will be required to approve the amendment to the Company's Certificate of Incorporation to effect the name change. The shares of Preferred Stock will be entitled to vote with the shares of Common Stock on this amendment.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "DIGITAL SYSTEMS DEVELOPMENT, INC." AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                   APPROVAL OF AMENDMENT OF THE CERTIFICATE OF
                    INCORPORATION OF THE COMPANY TO INCREASE
                      THE AUTHORIZED SHARES OF COMMON STOCK

     In January 1998, the shareholders approved an increase in the number of shares of Common Stock that the Company is authorized to issue from 60,000,000 to 120,000,000 shares. The Company's Certificate of Incorporation has been amended to effect this change. Management believed at that time that increase would be sufficient to meet its immediate future needs. However, due in part to delays in the planned shipments of products under the OEM (Original Equipment Manufacturer) and development agreement with Lanier, expansion of the business in preparation for the Intel development agreement and continued operating losses, the Company required additional financing which was completed in June 1998. (See 12% Convertible Promissory Notes described below). This financing required the reservation of substantially all of the authorized but unissued shares of Common Stock. As a result, in November 1998, the Board of Directors authorized an amendment, subject to stockholder approval, to the Company's Certificate of Incorporation, to increase the number of shares of Common Stock that the Company is authorized to issue from 120,000,000 to 200,000,000.

     The Board of Directors considers it both desirable and essential to have additional shares of Common Stock available for issuance from time-to-time. The Board also advises stockholders that failure to approve the amendment could have a material adverse effect on the Company, its business and results of operations.

OUTSTANDING SHARES; SHARES RESERVED FOR FUTURE ISSUANCE; AND SHARES TO BE RESERVED OR ISSUABLE UPON THE INCREASE IN AUTHORIZED SHARES
     As of December 11, 1998, the Company had [65,645,656] shares of Common Stock outstanding. An additional [54,045,353] shares were reserved for future issuance under the Company's stock option grants and pursuant to convertible securities, options and warrants as summarized below:

                                                          Authorized Common
                                                           Shares Reserved
                                                         For Future Issuance
                                                         -------------------
        Outstanding Stock Option Grants                       4,538,000
        Stock Purchase Warrants                               4,861,768
        Prepaid Warrants                                      8,578,370
        12% Convertible Secured Notes and related
          warrants issuable on conversion                    10,285,714
        Series A Stock Preferred Stock                       13,049,509
        12% Convertible Promissory Notes                     12,731,992
                                                             ----------
                 Total Unissued but Reserved for Issuance    54,045,353
                                                             ==========

     Accordingly, the Company has either outstanding or reserved an aggregate of 119,691,009 of the 120,000,000 authorized shares of Common Stock. The shareholders have authorized up to 10,000,000 shares to be granted under the 1994 Stock Option Plan, as amended, which requires 5,566,000 additional shares be available for exercise of any future grants. The Company does not presently have sufficient authorized shares to grant any significant new stock options or for any other corporate purpose.

     The actual shares issuable for the outstanding securities listed above could be more or less depending upon a variety of factors. For example the shares issuable for certain securities increase over time. Accordingly early exercise, prior to maturity, would reduce the shares issued from the amounts specified above. Also a number of stock purchase warrants are exercisable at prices significantly in excess of current market prices, making future exercise unlikely unless there is a dramatic increase in the market price of the Company's shares of Common Stock.

     The Company cannot issue any significant additional shares of Common Stock at this time other than through the exercise of shares reserved for options and other warrants. The Company is limited in its options to raise additional money, make acquisitions or take any other action requiring the issuance of its Common Stock unless the authorized number of shares of Common Stock is increased. Management anticipates the need for additional financing due to continued operating losses.

     More information on the individual securities comprising shares reserved for future issuance are summarized as follows:

           Stock Options - The Company maintains two stock option plans. The 1992 Stock Option Plan is a non-qualified stock option plan which entitles certain directors and key employees to purchase common shares of the Company. A maximum of 10% of outstanding common shares are authorized for grant under the Plan. Options are granted at a price not less than fair market value at the date of grant, and are subject to approval of the Board of Directors. The 1994 Stock Option Plan entitles certain directors, key employees and consultants of the Company to purchase common shares of the Company. The 1994 Plan covers a maximum aggregate of 10,000,000 shares, as amended and approved by shareholders on July 25, 1996 and January 5, 1998. The 1994 Plan provides for the granting of options which either qualify for treatment as incentive stock options or non-statutory stock options.

           At December 11, 1998 the Company had options on 104,000 shares of Common Stock outstanding under the 1992 Stock Option Plan and options on 4,434,000 shares of Common Stock outstanding under the 1994 Stock Option Plan, as amended. The Board of Directors has not and does not intend, at the present time, to reserve shares for issuance under the 1992 Stock Option Plan. The Board of Directors has been unable to reserve the balance of 5,566,000 shares of Common Stock available and approved by the stockholders for grant under the 1994 Stock Option Plan due to insufficient authorized shares. This limits the ability of the Company to grant options to compensate existing or hire new technical, management or other employees or advisors.

           Stock Purchase Warrants - At December 11, 1998 the Company had stock purchase warrants outstanding exercisable into 4,861,768 shares which have been reserved by the Board of Directors. See the discussion on 12% Secured Notes for details on additional warrants issuable upon exercise of the Notes.

                    Number of         Exercise Price
                     Shares               U.S.$          Expiration Date
                     ------               -----          ---------------
                        33,750             4.00              June 1999
                       450,000             1.75              July 1999
                        82,100             4.00            August 1999
                        20,570             0.25          February 2000
                        25,000             0.25             March 2000
                        27,500             0.25             March 2001
                       571,429           0.0875              June 2001
                       571,428           0.0875              July 2001
                       401,924             0.25              July 2001
                       400,000             0.25            August 2001
                       150,000          0.15625           October 2001
                     2,000,000             0.10              June 2003
                       128,067             0.25           October 2005
                    ----------
                     4,861,768
                    ==========

           Prepaid Warrants - In June-August 1996, the Company sold warrants ("Prepaid Warrants") with a face value of $3,805,900. Through December 11, 1998, Prepaid Warrant holders exercised Prepaid Warrants with a face value of $3,267,792 into 38,029,341 shares of Common Stock (inclusive of penalties and discounts).

           The balance of the remaining three Prepaid Warrants outstanding at December 11, 1998 was $538,108 (face value). These Prepaid Warrants are exercisable, without further cash payment, into shares of the Common Stock of the Company at $0.0875 per share subject to certain adjustments. In determining the number of shares of Common Stock to be issued upon exercise, the Company adjusts the face value of the Prepaid Warrants upward to reflect penalties and the 7% annual discount. The adjusted value of the Prepaid Warrants was approximately $710,000 at December 11, 1998 and exercise at that date would have required the issuance of 8,110,833 shares of Common Stock. The Prepaid Warrants expire in January 2000, at which time they convert to shares of Common Stock if not previously converted. Assuming the Prepaid Warrant holders hold to term, the Company will be required to issue 8,578,370 shares of Common Stock at that time. This represents the shares reserved by the Board of Directors for issuance pursuant to the Prepaid Warrants.

           The fixed exercise price of $0.0875 per share may be adjusted down
           (i) to 80% of the market price following certain changes in the Company's Common Stock including a reverse stock split, and (ii) to the price at which new securities are issued if at a price below $0.0875 per share.

           Secured Promissory Notes with Warrants on Conversion - In June 1997, the Company issued $500,000 of 12% secured promissory notes ("Secured Notes") for cash with the proceeds used to assist the Company to complete its financial restructuring. Interest is payable quarterly in cash and the Secured Notes are due on September 30, 1999. The Secured Notes are collateralized by the

           Company's issued and pending patents and the FlashBack(R) technology. The Secured Notes are convertible at the lowest conversion price of the Prepaid Warrants, which is currently fixed at $0.0875 per share. Upon a distribution in shares, subdivision, split-up, combination, reclassification or other change in the Common Stock the conversion price of the Secured Notes is the lesser of $0.0875 (or lower amount effective at the time) or 70% of the average closing bid price of the Common Stock for the 20 trading days after each such event.

           The $450,000 of Secured Notes are currently convertible into 5,142,857 shares of Common Stock. The Company may force conversion of the Secured Notes if the closing bid price of the Company's Common Stock is greater than $0.75 per share for ten (10) consecutive days and certain other conditions are met. Upon conversion, the Company is obligated to issue to each holder a warrant exercisable into the number of shares so converted at the conversion price, such warrants exercisable for a period of three years from issuance. Accordingly, the Company has reserved 5,142,857 additional shares for issuance of the shares underlying these warrants for an aggregate of 10,285,714 shares reserved for the Secured Promissory Notes and related warrants.

           Series A Redeemable Convertible Preferred Stock - In September 1997, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock with the Delaware Secretary of State, designating 100,000 shares of its Preferred Stock ("Series A Stock"). A total of 99,500 shares of Series A Stock were sold for cash at $10.00 per share for gross proceeds of $995,000.

           The Series A Stock has voting rights equal to the number of shares of Common Stock into which the Series A Stock is convertible. Dividends of 8% per annum are cumulative and may be payable in cash or shares of Common Stock, at the Company's election. The Series A Stock has a liquidation preference of $10.00 per share, plus accrued and unpaid dividends, with no participation after the preference is paid.

           The Series A Stock is convertible into shares of Common Stock computed by dividing $10.00 plus accrued and unpaid dividends by the lesser of (i) $0.0875 or (ii) 80% of the average closing bid price for the Common Stock for the ten (10) trading days immediately following any and each distribution in shares, subdivision, split up, combination, reclassification, or other change in Common Stock.

           The Company is required to redeem the Series A Stock on September 1, 2000 ("Mandatory Redemption Date") and upon the occurrence of certain other events. The Company may redeem the Series A Stock earlier at its option. The redemption price is $10.00 per share plus accrued and unpaid dividends.

           Based on the [92,500] shares of Series A Stock outstanding, at December 11, 1998 the Series A Stock was convertible into 11,589,794 shares of Common Stock. Assuming the Series A Stock is held to term (September 1, 2000) the number of shares issuable, based on the conversion terms currently in effect, is 13,049,509. This represents the shares reserved by the Board of Directors for issuance pursuant to the Series A Stock.

           12% Convertible Promissory Notes - In May and June of 1998, the Company completed the sale of $1,000,000 of 12% Convertible Promissory Notes with Limited Guaranty ("Notes") due May 15, 1999. The Notes and interest are currently convertible into shares of Common Stock at $0.0875 per share. At December 11, 1998 the Notes and interest was convertible into 12,149,606 shares of Common Stock. Assuming the Notes are held to maturity and the Notes and interest are converted into the maximum shares issuable, a total of 12,731,992 shares of Common Stock would be issued. This represents the shares reserved by the Board of Directors for issuance pursuant to the 12% Convertible Promissory Notes.

           Upon a distribution in shares, subdivision, split-up, combination, reclassification or other change in the Common Stock the conversion price of the Convertible Promissory Notes is the lesser of

           $0.0875 (or lower amount effective at the time) or 80% of the average closing bid price of the Common Stock for the 20 trading days after each such event.

     The actual shares issuable for outstanding securities could be more or less depending upon a variety of factors. (see paragraphs below for additional discussion of the consequences of failure to authorize such shares). Accordingly, upon approval of the proposed amendment, and assuming no other changes other than the reservation of 5,566,000 shares for ungranted stock options under the 1994 Stock Option Plan, the Company would have [65,645,656] shares of Common Stock outstanding with a total of 59,611,353 shares reserved for future issuance. This would leave a balance of 74,742,991 authorized, unreserved shares available for future issuance at the discretion of the Board of Directors. Other than as set forth above, the Company has no contractual commitments to issue securities to existing stockholders or others.

REASONS FOR THE INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
     In addition to meeting the requirements of having sufficient shares of Common Stock for the Company's 1994 Stock Option Plan as described in the preceding paragraphs, the Board of Directors believes there are also a number of important business reasons for increasing the number of shares of Common Stock available.

     The authorized number of shares of Common Stock are not sufficient to enable to the Company to negotiate new financing without special consideration for the lack of authorized shares available. For example, an equity based financing would have to provide for limitations on conversion based on the availability of sufficient shares of Common Stock. This factor places the Company at a distinct disadvantage in negotiating any future transactions by negatively impacting pricing and marketability of securities sold, as a result this could increase the effective dilution to existing stockholders.

     The authorized number of shares of Common Stock currently available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock. The Board of Directors also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships.

     Further, the Board of Directors believes the availability of additional shares of Common Stock will help enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. An important component of the Company's business strategy is to develop and market new products and technologies. These efforts will require recruitment of additional technical personnel which are in high demand and short supply in the San Diego area. The availability of stock-based incentives is a critical element in attracting, motivating and retaining technical and executive talent.

     The Company does not, as of the date of this Proxy Statement, have any agreements with respect to future acquisitions that would require the issuance of shares of the Company's Common Stock.

     The Board of Directors believes the availability of authorized but unissued Common Stock can be of considerable value. Because of the Company's existing contractual requirements and its current financial condition, the unavailability of authorized but unissued Common Stock could have a material adverse impact on the Company and its business.

CONSEQUENCES OF FAILURE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
     The Board of Directors believes that the Company could be at a disadvantage in negotiating the terms of any required fundings due to the lack of sufficient shares of Common Stock. The Board of Directors also believes it may be unable to retain existing technical personnel or attract new technical personnel without an increase in the authorized shares. The uncertainty regarding the availability of shares of Common Stock, the Company's losses and lack of collateral makes the prospects of future financings unlikely without additional authorized Common Stock.

EFFECT OF AMENDMENT ON EXISTING STOCKHOLDERS
     The increase of authorized shares of Common Stock will not alter the par value of the Common Stock or the rights of stockholders.

     Authorized but unissued shares may be issued at such time or times, to such person or persons and for such consideration as the Board of Directors determines to be in the best interests of the Company, without further authorization from the Company except as may be required by the rules of any stock exchange or national securities association trading system on which the Common Stock may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of existing shares. Depending on the circumstances, issuance of additional shares of Common Stock could result in substantial dilution of the existing stockholders' ownership interests in the Company. The Board of Directors does not intend to issue any shares of Common Stock except to meet its obligations and on terms which the Board deems to be in the best interests of the Company and its then existing stockholders. The stockholders do not have pre-emptive rights to purchase additional shares of Common Stock nor will they have any such rights as a result of this proposal.

VOTE REQUIRED; BOARD RECOMMENDATION
     The approval of the Amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock on the record date. THEREFORE, FAILURE TO VOTE HAS THE SAME EFFECT AS A NEGATIVE VOTE. The shares of Preferred Stock shall not be entitled to vote on this matter.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     For the 1998 fiscal year, Ernst & Young provided audit services which included examination of the Company's annual financial statements, timely review of unaudited quarterly financial information and assistance and consultation in connection with the Company's registration statements on Form S-3 filed with the Securities and Exchange Commission. Audit services were provided with the approval of the Board of Directors which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. Upon the recommendations of the Audit Committee, the Board has selected Ernst & Young to provide audit services to the Company for the fiscal year ending March 31, 1999. The stockholders are being requested to ratify such selection at the Annual Meeting.

                         FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report on Form 10-KSB for the year ended March 31, 1998, including the annual statements, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, constitutes the annual report to shareholders and is being mailed with this Proxy Statement. Also accompanying this Proxy Statement is the Company's quarterly report on Form 10-QSB for the second fiscal quarter ended September 30, 1998.

     UPON REQUEST AND PAYMENT OF A REASONABLE FEE TO COVER THE COMPANY'S EXPENSES, THE COMPANY WILL FURNISH ANY PERSON WHO WAS A STOCKHOLDER OF THE COMPANY AS OF THE RECORD DATE, A COPY OF ANY EXHIBIT TO THE FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1998. ANY SUCH WRITTEN REQUEST MAY BE ADDRESSED TO ROBERT PUTNAM, SECRETARY, NORRIS COMMUNICATIONS, INC., 13114 EVENING CREEK DRIVE SOUTH, SAN DIEGO, CALIFORNIA 92128. THE WRITTEN REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY.

                DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                               1999 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 1999 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy material for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 13114 Evening Creek Drive South, San Diego, California 92128 and in any event not later than July 31, 1999. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors, amending the Company's Certificate of Incorporation to increase the authorized shares of Common Stock and to change the name of the Company and the ratification of accountants. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter and, further provided that, only proxies voting for approval of the amendments to the Plan and Certificate of Incorporation may be voted to adjourn the meeting. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                  MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company may also elect to engage a proxy solicitation firm to assist in the solicitation of proxies and such firm may be compensated for their efforts on behalf of the Company. The Company anticipates that a proxy solicitation firm can be retained on a fixed fee basis for an amount not to exceed $10,000. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                           By Order of the Board of Directors


                                           /s/ ALFRED H. FALK
                                           Alfred H. Falk
San Diego, California                      President and Chief Executive Officer
December __, 1998

                           NORRIS COMMUNICATIONS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 12, 1999

     The undersigned stockholder of Norris Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 11, 1998, and hereby appoints Elwood G. Norris, Alfred H. Falk and Robert Putnam, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Norris Communications, Inc., to be held on January 12, 1999, at 2:00 p.m., local time, at the Rancho Bernardo Inn, located at 17550 Bernardo Oaks Drive, San Diego, California 92128, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


1. ELECTION OF DIRECTORS:

     _____ FOR all nominees listed below      ____ WITHHOLD AUTHORITY to vote
           (except as indicated)                   for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the following list:

               ELWOOD G. NORRIS, ALFRED H. FALK AND ROBERT PUTNAM.


2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "DIGITAL SYSTEMS DEVELOPMENT, INC."

         ___ FOR                   ___ AGAINST                   ___ ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $.001 PAR VALUE, THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 120,000,000 TO 200,000,000.

         ___ FOR                   ___ AGAINST                   ___ ABSTAIN


4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1999:

         ___ FOR                   ___ AGAINST                   ___ ABSTAIN


and, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.


                           (Continued on reverse side)

This proxy will be voted as directed or, if no contrary direction and no abstention is indicated, will be voted "FOR" the nominees named herein for election as directors, "FOR" the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company, "FOR" the approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 120,000,000 to 200,000,000, "FOR" the ratification of the selection of Ernst & Young to provide audit services to the Company for the fiscal year ending March 31, 1999, and as said proxies deem advisable on such other matters as may properly come before the meeting. The telephone number of the company is
(619) 679-1504 and its facsimile number is (619) 486-3922.


                                            DATED:_______________________, 19___



                                            ____________________________________
                                                        Signature



                                            ____________________________________
                                                         Signature

                                            (This Proxy should be marked, dated
                                            and signed by the stockholder(s)
                                            exactly as his or her name appears
                                            hereon, and returned promptly in the
                                            enclosed envelope. Persons signing
                                            in a fiduciary capacity should so
                                            indicate. If shares are held by
                                            joint tenants or as community
                                            property, both should sign).








                           NORRIS COMMUNICATIONS, INC.
          13114 EVENING CREEK DRIVE SOUTH, SAN DIEGO, CALIFORNIA 92128
                           TELEPHONE - (619) 679-1504
                           FACSIMILE - (619) 486-3922



                                       2